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                                                                     EXHIBIT 4.2


                          INVESTOR AGREEMENT

      THIS INVESTOR AGREEMENT ("Agreement") is entered into as of the 7th day of December, 1999 between Sybase, Inc., a Delaware corporation (the "Acquiror"), and the undersigned shareholder (the "Shareholder") of Home Financial Network, Inc., a Delaware corporation (the "Company").

                                    RECITALS

      A. The Company and Acquiror have entered into an Agreement and Plan of Reorganization, dated as of November 29, 1999 (the "Reorganization Agreement"), pursuant to which the Company will be merged with and into a wholly owned subsidiary of Acquiror (the "Merger").

      B. Upon the consummation of the Merger and in connection therewith, the undersigned Shareholder will become the owner of shares of Common Stock of Acquiror (the "Acquiror Common Stock").

      C. The parties to the Reorganization Agreement intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code.

      D. Pursuant to the Reorganization Agreement, an Escrow Agreement (the "Escrow Agreement") shall be entered into between the Acquiror and an a representative of the former shareholders of the Company (the "Shareholders' Representative").

      E. Concurrent with the execution of the Reorganization Agreement and as an inducement to Acquiror to enter into the Reorganization Agreement, certain of the affiliates of the Company who are shareholders, officers or directors have on November 29, 1999 entered into an agreement, to, among other things, vote the shares of the Company's capital stock owned by such persons to approve the Merger and against any competing proposals.

      F. The undersigned Shareholder understands and acknowledges that the Company, Acquiror and their respective shareholders, as well as legal counsel to the Company and Acquiror, are entitled to rely on (x) the truth and accuracy of the undersigned Shareholder's representations contained herein and (y) the undersigned Shareholder's performance of the obligations set forth herein.

      G. Any terms used in this Agreement and not otherwise defined, shall have the meaning assigned to such terms in the Reorganization Agreement.


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      NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Agreement, it is hereby agreed as follows:

      1. Share Ownership and Agreement to Retain Shares.

            1.1 Transfer and Encumbrance.

                  (a) Shareholder is the beneficial owner of that number of shares of the Company Capital Stock (collectively, the "Shares") set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto, (A) has held such Shares at all times since the date set forth on such signature page, and (B) did not acquire any Shares of the Company Capital Stock in contemplation of the Merger. The Shares constitute the Shareholder's entire interest in the Company Outstanding Stock. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such Shares or any portion of such Shares (except, with respect to shareholders which are partnerships, partners of such shareholders). The Shares are and will be at all times up until the Expiration Date (as defined below) free and clear of any liens, claims, options, charges or other encumbrances.

                  (b) Shareholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date.

                  (c) As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time of the Merger or (ii) the termination of the Reorganization Agreement.

            1.2 New Shares. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

      2. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to Acquiror as follows:

                  (a) Purchase Entirely for Own Account. The Acquiror Common Stock being acquired by such Shareholder pursuant to the Merger will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Shareholder further represents that such Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such Acquiror Common Stock.


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                  (b) Investment Experience. Such Shareholder has substantial experience evaluating and investing in securities of companies and acknowledges that it has the capacity to protect its own interests in connection therewith, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Acquiror Common Stock. If other than an individual, such Shareholder also represents it has not been organized for the purpose of acquiring the Acquiror Common Stock.

                  (c) Accredited Investor/Suitability Questionnaire. Such Shareholder (i) is and at the Closing will be an "accredited investor" within the meaning of Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") and as presently in effect or (ii) has delivered an Investor Questionnaire to Acquiror describing Shareholder's ability to evaluate an investment in Acquiror Common Stock or (iii) has appointed a "purchaser representative" as defined in SEC Rule 501 of Regulation D to evaluate Shareholder's investment in Acquiror Common Stock by delivering a Purchaser Representative Agreement to Acquiror.

                  (d) Restricted Securities. Such Shareholder understands that the shares of Acquiror Common Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Acquiror in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, such Shareholder represents that it is familiar with SEC Rule 145, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (e) Further Limitations on Disposition. The Shareholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Common Stock unless at that time either:

                        (i) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act;

                        (ii) counsel representing the undersigned Shareholder, satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's counsel, and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

                        (iii) a registration statement under the Securities Act (a "Registration Statement") covering the Acquiror Common Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

                        (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Shareholder (sought by the undersigned Shareholder or counsel to the undersigned Shareholder, with a copy thereof and of all other related communications delivered


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to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

                  (f) All certificates representing shares of Acquiror Common Stock deliverable to a Shareholder pursuant to the Reorganization Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such shares of Acquiror Common Stock may only be sold or disposed of in accordance with (i) the provisions of Rule 145 under the Securities Act, (ii) pursuant to an effective Registration Statement or (iii) pursuant to an exemption provided by the Securities Act, Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for such Acquiror Common Stock but not as to the certificates for any part of the Acquiror Common Stock as to which said legend is no longer appropriate.

                  (g) The undersigned Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Common Stock or any part thereof.

                  (h) Shareholder understands that pursuant to the Reorganization Agreement, Acquiror and Shareholder's Representative shall enter into the Escrow Agreement and that Shareholder shall be bound by the provisions of the Escrow Agreement and as such, Shareholder agrees to appoint Shareholder's Representative prior to the Closing and further agrees to be bound by the terms of the Escrow Agreement.

      3. Consent and Waiver. Except for Shareholder's rights under the Reorganization Agreement, Shareholder hereby gives any consents or waivers in its individual capacity that are required for the consummation of the Merger under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

      4. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

      5. Confidentiality. Except as otherwise provided in the Reorganization Agreement, Shareholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Merger has been publicly disclosed by Acquiror.

      6. Miscellaneous.

            6.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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            6.2 Binding Effect and Assignment. This Agreement and all of the
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Shareholder as a shareholder of the Company only with respect to the specific matters set forth herein.

            6.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

            6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Acquiror will have no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement.

            6.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

                  (a) If to the Shareholder, at the address set forth in the Company's records.

                  (b) If to Acquiror:

                      Sybase, Inc.
                      6475 Christie Avenue
                      Emeryville, CA  94603
                      Attention:  General Counsel
                      Telephone No.:  510-922-3500
                      Facsimile No.:  510-022-4558

                      with a copy to:
                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, CA  94304
                      Attention:  Debra Summers, Esq.
                      Telephone No.:  650-493-9300
                      Facsimile No.:  650-493-6811


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                  (c) If to the Company, to:

                      Home Financial Network, Inc.
                      55 Green Farms Road
                      Westport, CT  06880
                      Attention:  Chief Executive Officer
                      Telephone No.:  203-341-7400
                      Facsimile No.:  203-341-7442

                      with a copy to:
                      Hemenway & Barnes
                      60 State Street
                      Boston, MA  02109-1899
                      Attention:  Frederic J. Marx, Esq.
                      Telephone No.:  617-557-9717
                      Facsimile No.:  617-227-0781

or to such other address as any party hereto or any party may designate for him/her/itself by notice given as herein provided.

            6.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

            6.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            6.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            6.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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      PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.

                                       INDIVIDUAL

      Dated:
            --------------------       -----------------------------------------
                                                     (Signature)


                                       -----------------------------------------
                                       (Type or print Name as it appears on your
                                                 Stock Certificate(s))


                        CORPORATION, PARTNERSHIP OR TRUST

      Dated:
            --------------------       -----------------------------------------
                                                   (Name of Entity)

                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------




      Please date, sign and return this Agreement promptly in the enclosed
                       Federal Express envelope provided.





                                    [STICKER]





                     [Signature Page To Investor Agreement]